EXHIBIT 3.1

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       MIDAMERICAN ENERGY HOLDINGS COMPANY


TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant  to the  provisions  of  Section  490.1007  of the  Iowa  Business
Corporation Act, the undersigned corporation hereby adopts the following Restated Articles of Incorporation ("Articles of Incorporation"):


                                    ARTICLE I

     The name of the corporation is "MidAmerican Energy Holdings Company" (hereinafter sometimes called the "Corporation") and its registered office shall be located at 666 Grand Avenue, Des Moines, Iowa 50303 with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation may, from time to time, determine. The name of the Corporation's registered agent at such registered office is Paul J. Leighton, Corporate Secretary.


                                   ARTICLE II

     The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Iowa Business Corporation Act.


                                   ARTICLE III

     A. The aggregate number of shares which the Corporation shall have authority to issue is 350,000,000 shares of Common Stock, no par value ("Common Stock"), and 100,000,000 shares of Preferred Stock, no par value ("Preferred Stock").

     B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of

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Incorporation,  as  amended  from time to time,  the  registered  holders of the shares of Common Stock shall have unlimited and exclusive voting rights.

     C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.

     D. The Board of Directors, at any time or from time to time may, and is hereby authorized to, divide the authorized and unissued shares of Preferred Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

     E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issuance and sale of any shares of Common Stock, Preferred Stock or other securities of the Corporation, warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of Common Stock, Preferred Stock or other securities of the Corporation. Such warrants, rights or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors of the Corporation. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issuance of such warrants, rights or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

     F. The Corporation may authorize the issuance of some or all of the shares of any or all of the classes of its capital stock without certificates.


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     G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

     H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock or Preferred Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.


                                   ARTICLE IV

     The term of corporate existence of the Corporation shall be perpetual.


                                    ARTICLE V

     A. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors of the Corporation shall be fixed by the Bylaws but shall be no less than ten (10) and no greater than twenty-two (22), and such number may be increased or decreased from time to time in accordance with the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Directors shall be elected by the shareholders at each annual meeting of the Corporation as specified herein and in the Bylaws. Directors need not be shareholders.

     B. Each director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled solely by a majority vote of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the Board of Directors.

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     C. Any director or the entire  Board of Directors  may be removed for cause as set forth in this paragraph C. Removal of a director for cause must be approved by the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. Any action for removal of a director must be taken within one year of such cause.

     D. The Board of Directors, by a vote of a majority of the entire Board of Directors, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board of Directors or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors or the Bylaws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

     E. The Board of Directors shall elect such officers of the Corporation as specified in the Bylaws. All vacancies in the offices of the Corporation shall be filled by the Board of Directors. The Board of Directors shall also have authority to appoint such other managing officers as they may from time to time determine.


                                   ARTICLE VI

     Special meetings of shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by the President on at least ten days' notice to each shareholder entitled to vote at the special meeting, by mail at such shareholder's last known post office address, specifying the time, place and purpose or purposes of the special meeting.


                                   ARTICLE VII

     The private property of the shareholders of the Corporation shall be exempt from all corporate debts.





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                                  ARTICLE VIII

     A. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation:

        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Entity (as hereinafter defined); or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Other Entity of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

        (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Other Entity in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

        (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

        (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving any Other Entity) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Other Entity; or

        (vi) any direct or indirect purchase or other acquisition by the Corporation of any equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1995) of any class from an Interested Securityholder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% (excluding, in the case of (i) through (v) above, shares

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beneficially  owned by a 25% Shareholder (as hereinafter  defined),  and, in the case of (vi) above, shares beneficially owned by such Interested Securityholder) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article VIII as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. The provisions of paragraph A of this Article VIII shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs 1 and 2 shall have been satisfied.

          1. A majority of the Continuing Directors (as hereinafter defined) shall have approved the Business Combination (but only if a majority of the Board of Directors are Continuing Directors); or

          2. All of the following conditions shall have been met:

             a. The ratio of:

                    (i) the  aggregate  amount  of the cash and the Fair  Market
               Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of a particular class or series of Voting Shares in such Business Combination to

                    (ii) the Fair Market Value per share of such class or series of Voting Shares on the date of the first public announcement of such Business Combination or the date on which any 25% Shareholder became a 25% Shareholder, whichever is higher is at least as great as the ratio (which ratio shall equal the number one in the event that such 25% Shareholder has never beneficially owned any shares of such class or series of Voting Shares) of





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                    (x)  the  highest  per  share  price  (including   brokerage
               commissions, transfer taxes and soliciting dealers' fees) which such 25% Shareholder has theretofore paid for any share of such class or series of Voting Shares acquired by it to

                    (y) the Fair Market  Value per share of such class or series of Voting Shares on the date of the initial acquisition by such 25% Shareholder of any share of such class or series of Voting Shares;

               b. The aggregate amount of the cash and Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of each class or series of Preferred Stock in such Business Combination is not less than the highest preferential amount per share to which holders of shares of such class or series of Preferred Stock would, respectively, be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

               c. The consideration to be received by holders of a particular class or series of Voting Shares in such Business Combination shall be in cash or in the same form and of the same kind as the consideration paid by the 25% Shareholder in acquiring the shares of such class or series of Voting Shares already owned by it;

               d. After such 25% Shareholder has acquired ownership of not less than 25% of the then outstanding Voting Shares (a "25% Interest") and prior to the consummation of such Business Combination:

                    (i) the 25%  Shareholder  shall have  taken  steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 25% Shareholders ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position);

                    (ii) there shall have been no reduction in the rate of distributions ("Dividends") payable on the Common Stock except

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               as may have been  approved by a majority  vote of the  Continuing
               Directors;

                    (iii) such 25% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 25% Interest or as a result of a pro rata stock Dividend or stock split); and

                    (iv) such 25% Shareholder shall not have acquired any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such 25% Shareholder acquiring its 25% Interest;

                    e. Prior to or upon the consummation of such Business Combination, such 25% Shareholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the entire Board of Directors; and

                    f. A proxy statement  responsive to the  requirements of the
               Securities Exchange Act of 1934 and the General Rules and Regulations promulgated thereunder shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholders' approval of such Business Combination. Such proxy statement shall contain at the front thereof in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from a financial point of view, to the holders of Voting Shares other than any 25% Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          C.   For the purposes of this Article VIII:



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               1. The term  "Business  Combination"  shall mean any  transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of this Article VIII;

               2. The term "Other Entity" shall include (a) any 25% Shareholder and (b) any other person (whether or not itself a 25% Shareholder) which after any Business Combination, would be an Affiliate (as hereinafter defined) of any 25% Shareholder;

               3. The term "person" shall mean any individual, firm, trust, partnership, association, corporation or other entity;

               4. The term "25% Shareholder" shall mean, in respect to any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transactions,

                    (a) is the beneficial owner, directly or indirectly,  of not less than 25% of the Voting Shares, or

                    (b) is an  Affiliate  of  the  Corporation  and at any  time within five years prior thereto was the beneficial owner, directly or indirectly, of not less than 25% of the then outstanding Voting Shares, or

                    (c) is an  assignee  of or has  otherwise  succeeded  to any shares of capital stock of the Corporation which were at any time within five years prior thereto beneficially owned by any 25% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

               5. A person shall be the beneficial owner of any Voting Shares

                    (a)  which  such  person  or  any  of  its   Affiliates  and
               Associates (as hereinafter defined) beneficially own, directly or indirectly, or

                    (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

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                    (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

               6. The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 5 of this paragraph C above but shall not include any other Voting Shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise;

               7. The term "Continuing Director" shall mean (a) a person who was a member of the Board of Directors elected by the Public Holders prior to the date as of which any 25% Shareholder acquired in excess of 10% of the then outstanding Voting Shares or (b) a person designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors;

               8. The term "other consideration to be received" shall include, without limitation, Voting Shares retained by Public Holders in the event of a Business Combination in which the Corporation is the surviving corporation;

               9. The terms "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1995;

               10. The term "Subsidiary" shall mean any corporation or other entity of which a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors or otherwise to direct the management and policies, of such corporation or other entity, is owned, directly or indirectly, by the Corporation;

               11. The term "Interested Securityholder" shall mean, with respect to any transaction which is referred to in Clause (vi) of paragraph A of this Article VIII, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such transaction, or immediately prior to the consummation of any such transaction,

                    (a) is the beneficial owner, directly or indirectly,  of not less than five percent of the Voting Shares, or


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                    (b) is an  Affiliate  of  the  Corporation  and at any  time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than five percent of the then outstanding Voting Shares, or

                    (c) is an  assignee  of or has  otherwise  succeeded  to any shares of the class of securities to be acquired which were at any time within two years prior thereto beneficially owned by an Interested Securityholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933; and

                    12. The term "Fair Market  Value" shall mean (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such capital stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such capital stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such capital stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such capital stock is listed, or, if such capital stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such capital stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available the fair market value on the date in question of a share of such capital stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or capital stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors; provided that any such determination by the Continuing Directors shall only be effective if made at a meeting at which a majority of Continuing Directors is present.

               D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article VIII, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of paragraph C, (iv) whether the assets subject to any Business Combination have an aggregate Fair Market Value of $25,000,000 or more, and (v) such other matters with respect to which a determination is required under this Article VIII.

               E. Nothing contained in this Article VIII shall be construed to relieve any 25% Shareholder from any fiduciary obligation imposed by law.

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                                   ARTICLE IX

     Any  amendment,  alteration,  change or repeal  of  Article  VA, VB and VC,
Article VIII or this Article IX of these Articles of Incorporation shall require the affirmative vote of the holders of shares of capital stock of the
Corporation having at least 75% of the votes of all outstanding Voting Shares (as defined in Article VIII), excluding from such affirmative vote shares beneficially owned by any 25% Shareholder or by any Interested Securityholder in the case of an amendment of the provisions of paragraph A of Article VIII that exclude from an affirmative vote required pursuant to such paragraph A shares beneficially owned by 25% Shareholders or shares beneficially owned by Interested Securityholders, as the case may be.


                                    ARTICLE X

     The Board of Directors may make Bylaws and from time to time may alter, amend or repeal any Bylaws; but any Bylaws made by the Board of Directors may be altered or repealed by the shareholders entitled to vote generally at any annual meeting or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.


                                   ARTICLE XI

     A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

               (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

               (iii) for any transaction from which the director derives an improper personal benefit; or

               (iv) under Section 490.833, or a successor provision, of the Iowa Business Corporation Act.

     B. If, after the date these Articles of Incorporation are filed with the Secretary of State of the State of Iowa, the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of Section A or Section B of this Article XI, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE XII

     A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative, or arbitration and whether formal or informal ("proceeding"), by reasons of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Iowa Business Corporation Act permitted the Corporation to provide prior to such amendment), against all reasonable expenses, liability and loss (including, without limitation, attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or employee in his or her capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of (i) a written undertaking, by or on behalf of such director, officer or employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or employee is not entitled to be indemnified under this Article XII or otherwise, or (ii) a written affirmation by or on behalf of such director, officer or employee that, in such person's good faith belief, such person has met the standards of conduct set forth in the Iowa Business Corporation Act.

     B. If a claim under Section A is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expenses of prosecuting such claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, shall not be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

     C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article XII shall not affect the validity or enforceability of any other provision of this Article XII.

     D. Any action taken or omitted to be taken by (i) any director, officer or employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article VIII shall be presumed to be in compliance with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

     E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act.

     F. The rights conferred on any person by this Article XII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act.



RESTATED
01/31/96

     The duly adopted Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

     The Restated Articles of Incorporation amend the Articles of Incorporation requiring shareholder approval. The Restated Articles of Incorporation were approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the Restated Articles of Incorporation, and the number of votes of each voting group indisputably represented are as follows:

                                    Votes Entitled
Designation         Shares           To Be Cast On
  Of Group        Outstanding      Restated Articles    Votes Represented
-----------       -----------      -----------------    -----------------
Common Stock        1,000               1,000               1,000


     The total number of undisputed votes cast for and against the Restated Articles of Incorporation by each voting group entitled to vote separately on the Restated Articles of Incorporation are as follows:

Voting Group                    Votes For                Votes Against
------------                    ---------                -------------
Common Stock                     1,000                         0

     The number of votes cast for the Restated Articles of Incorporation by each voting group was sufficient for approval by that voting group.

     These Restated Articles of Incorporation are to be effective when filed by the Secretary of State.

                                       MIDAMERICAN ENERGY COMPANY



                                       /s/ PAUL J. LEIGHTON
                                       -------------------------------------
                                       Paul J. Leighton, Corporate Secretary



RESTATED
01/31/96

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MIDAMERICAN ENERGY HOLDINGS COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to the provisions of Sections 490.1001 and 490.1003, and in accordance with Section 490.1006, of the Iowa Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to the corporation's Restated Articles of Incorporation.

          1. The name of the corporation is:

               MidAmerican Energy Holdings Company

     2. Paragraph C of Article V of the Restated Articles of Incorporation is hereby amended by deleting the first sentence thereof in its entirety and substituting the following sentence therefor:

          Any director or the entire Board of Directors may be removed only for cause as set forth in this paragraph C.

     3.   The date of adoption of the amendment was November 8, 1996.

     4A. The amendment was approved by the shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented is as follows:

                                              Votes Entitled
          Designation           Shares         To Be Cast            Votes
           of Group           Outstanding     On Amendment         Represented
          ------------        -----------     -------------        -----------
          Common Stock           1,000            1,000               1,000

     4B. The total number of undisputed votes cast for and against the amendment by each voting group entitled to vote separately on the amendment are as follows:

         Voting Group               Votes For                 Votes Against
         ------------               ---------                 -------------
         Common Stock                 1,000                          0

          The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

     5. These Articles of Amendment are to be effective when filed by the Secretary of State.


                                        MIDAMERICAN ENERGY HOLDINGS COMPANY



                                        /s/ P. J. LEIGHTON
                                       -----------------------------------
                                       P. J. Leighton, Corporate Secretary






MEC\HOLDING\AMEND1.ART
11/08/96

                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MIDAMERICAN ENERGY HOLDINGS COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to the  provisions of Sections  490.601,  and in  accordance  with
Section  490.602(4),  of the Iowa  Business  Corporation  Act,  the  undersigned corporation hereby adopts the following Articles of Amendment to the corporation's Restated Articles of Incorporation.

         1. The name of the corporation is:

               MidAmerican Energy Holdings Company

         2. On December 18, 1996, the Board of Directors of MidAmerican Energy Holdings Company adopted the following resolution designating the preferences and rights of the Series A Junior Participating Preferred
         Stock:

               RESOLVED, that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the provisions of the Restated Articles of Incorporation, as amended, of the Corporation, there is hereby created a series of Preferred Stock, without par value, of the Corporation, which series shall have the following designation and number of shares, and fixes the relative rights, preferences, and limitations as follows thereof:

               Section 1. Designation of Series; Number of Shares. The series of Preferred Stock established hereby shall be designated the "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting the Series A Preferred Stock shall be 3,500,000. Such number of authorized shares may be increased or decreased, from time to time, by resolution of the Board; provided, however, that no such decrease shall reduce the number of authorized shares of the Series A Preferred Stock to a number less than the number of shares of the Series A Preferred Stock then outstanding, plus the number of shares of the Series A Preferred Stock then reserved for issuance upon the exercise of any outstanding options, warrants or rights or the exercise of any conversion or exchange privilege contained in any outstanding security issued by the Corporation.

               Section 2. Dividends and Distributions. (A) Subject to the rights of the holders of shares of any other series of the Preferred Stock (or shares of any other class of capital stock of the Corporation) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other class of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being a "Dividend Payment Date"), commencing on the first Dividend Payment Date after the initial issuance of a share or fractional share of the Series A Preferred Stock, in an amount per share (rounded to the nearest whole cent) equal to the greater of (a) $.01 and (b) 100 times the aggregate per share amount of all cash dividends, plus 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a distribution in connection with the subdivision of the outstanding shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Dividend Payment Date or, with respect to the first Dividend Payment Date, since the initial issuance of a share or fractional share of the Series A Preferred Stock. The multiple of 100 (the "Dividend Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph
          (A). In the event that the Corporation shall at any time after the effective date of this Articles of Amendment (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Dividend Multiple thereafter applicable to the determination of the amount of dividends per share which the holders of shares of the Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Board shall declare, out of funds legally available therefor, a dividend or distribution on the Series A Preferred Stock, as provided in paragraph (A) of this Section 2, immediately after it has declared a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event that no dividend or distribution shall have been declared on the Common Stock during the period between any Dividend Payment Date and the next subsequent Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on the outstanding shares of the Series A Preferred Stock from the Dividend Payment Date next preceding the date of issuance of such shares, unless such date of issuance shall be prior to the record date for the first Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issuance of such shares, or unless such date of issuance shall be after the close of business on the record date with respect to any Dividend Payment Date and on or prior to such Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from such Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of the Series A Preferred Stock in an amount less than the total amount of dividends then accrued shall be allocated pro rata among such shares. The Board may fix a record date for the determination of the holders of shares of the Series A Preferred Stock entitled to receive payment of any dividend or distribution declared thereon, which record date shall be not more than the number of days prior to the date fixed for such payment permitted by applicable law.

               Section 3. Voting Rights. In addition to any other voting rights required by applicable law, the holders of shares of the Series A Preferred Stock shall have the following voting rights:

               (A) Each share of the Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The multiple of 100 (the "Voting Multiple") set forth in the preceding sentence shall be adjusted from time to time as hereinafter provided in this paragraph (A). In the event that the Corporation shall at any time after the effective date of this Articles of Amendment (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the Voting Multiple thereafter applicable to the determination of the number of votes per share to which the holders of shares of the Series A Preferred Stock shall be entitled shall be the Voting Multiple in effect immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided in this Articles of Amendment, in any other Articles of Amendment establishing another series of the Preferred

         Stock (or any series of any other class of capital stock of the Corporation) or by applicable law, the holders of the Series A Preferred Stock, the holders of the Common Stock and the holders of any other class of capital stock of the Corporation having general voting rights shall vote together as a single class on all matters submitted to a vote of the shareholders of the Corporation.

               (C) Except as otherwise provided in this Articles of Amendment or by applicable law, the holders of the Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent provided in paragraph (B) of this Section 3) for the taking of any corporate action.

               Section 4. Certain Restrictions.

               (A)  Whenever  dividends  or other  distributions  payable on the
          Series A  Preferred  Stock as  provided  in Section 2 are in  arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of the Series A Preferred Stock shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other distributions, on any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are accrued and unpaid in proportion to the total amounts to which the holders of all such shares are then entitled;


                    (iii) redeem, purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock, except that the Corporation may at any time redeem, purchase or otherwise acquire any shares of such junior stock in exchange for other shares of any class of capital stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up of the Corporation) to the Series A Preferred Stock; or

                    (iv) purchase or otherwise acquire for consideration any shares of the Series A Preferred Stock or any shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, or redeem any shares of such parity stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to the holders of all such shares upon such terms and conditions as the Board, after taking into consideration the respective annual dividend rates and the other relative powers, preferences and rights of the respective series and classes of such shares, shall determine in good faith will result in fair and equitable treatment among the respective holders of shares of all such series and classes.

                    (B) The  Corporation  shall not permit any subsidiary of the
               Corporation to purchase or otherwise acquire for consideration any shares of any class of capital stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                    Section 5. Reacquired Shares. Any shares of the Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after such purchase or acquisition. All such cancelled shares shall thereupon become authorized and unissued shares of Preferred Stock and may be reissued as part of any new series of the Preferred Stock, subject to the conditions and restrictions on issuance set forth in the Restated Articles of Incorporation of the Corporation, as amended from time to time, in any other Articles of Amendment establishing another series of the Preferred Stock (or any series of any other class of capital stock of the Corporation) or in any applicable law.

                    Section 6. Liquidation,  Dissolution or Winding Up. Upon any
               liquidation (whether voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of any class of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) to the Series A Preferred Stock unless, prior thereto, the holder of each outstanding share of the Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to an aggregate amount, subject to adjustment as hereinafter provided in this Section 6, equal to the greater of (i) $1.00 and (ii) 100 times the aggregate per share amount to be distributed to the holders of the Common Stock or (b) to the holders of shares of any class of capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up of the Corporation) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event that the Corporation shall at any time after the effective date of this Articles of Amendment (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (b) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series A Preferred Stock shall thereafter be entitled to receive pursuant to clause (a)(ii) of the preceding sentence shall be the aggregate amount per share in effect pursuant to such clause immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 7. Consolidation, Merger, etc. In the event that the
               Corporation shall be a party to any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are converted or changed into or exchanged for other capital stock, securities, cash or other property, or any combination thereof, then, in each such case, each share of the Series A Preferred Stock shall at the same time be similarly converted or changed into or exchanged for an aggregate amount, subject to adjustment as hereinafter provided in this Section 7, equal to 100 times the aggregate amount of capital stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is being converted or changed or exchanged. In the event that the Corporation shall at any time after the effective date of this Articles of Amendment (a) declare or pay any dividend on the Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the aggregate amount per share which the holders of shares of the Series A Preferred Stock shall thereafter be entitled

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


               to receive pursuant to the preceding sentence shall be the aggregate amount per share in effect pursuant to such sentence immediately prior to such event multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

                    Section 8. No Redemption. The shares of the Series A Preferred Stock shall not be redeemable at any time.

                    Section 9. Rank.  Unless otherwise  provided in the Articles of Amendment establishing another series of the Preferred Stock after the effective date of this Articles of Amendment, the Series A Preferred Stock shall rank, as to the payment of dividends and the making of any other distribution of assets of the Corporation, senior to the Common Stock, but junior to all other series of the Preferred Stock.

                    Section 10.   Amendments.   The   Restated   Articles   of
               Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences and rights of the Series A Preferred Stock so as to adversely affect any thereof without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class.

                    Section 11. Fractional Shares. Fractional shares of the Series A Preferred Stock may be issued, but, unless the Board shall otherwise determine, only in multiples of one one-hundredth of a share. The holder of any fractional share of the Series A Preferred Stock shall be entitled to receive dividends, participate in distributions, exercise voting rights and have the benefit of all other powers, preferences and rights relating to the Series A Preferred Stock in the same proportion as such fractional share bears to a whole share.



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



     These Articles of Amendment to the Restated Articles of Incorporation were adopted by the Board of Directors without action by the shareholders. These Articles of Amendment to the Restated Articles of Incorporation are to be effective when filed by the Secretary of State.

                                            MIDAMERICAN ENERGY HOLDINGS COMPANY




                                            /s/ P. J. LEIGHTON
                                            ----------------------------------
                                            P. J. Leighton, Vice President and
                                              Corporate Secretary



MEC\HOLDING\AMEND2.ART
12.19.96


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